SECOND OMNIBUS AMENDMENT AND JOINDER
TO
TRANSACTION DOCUMENTS
This Second Omnibus Amendment and Joinder to Transaction Documents (this “Amendment”) is entered into effective as of October 22, 2024 (the “Effective Date”), by and among M/I FINANCIAL, LLC, an Ohio limited liability company (the “Seller”), TRUIST BANK, a North Carolina banking corporation (“Truist”), as a Buyer, THE HUNTINGTON NATIONAL BANK (“Huntington Bank”), as a Buyer, TEXAS CAPITAL BANK (“Texas Capital Bank”), and JPMORGAN CHASE BANK, N.A., a national banking association (the “Agent” and sometimes “JPMorgan Chase”), as the Agent and a Buyer. Truist, Huntington Bank and JPMorgan Chase (in its capacity as a Buyer) are sometimes collectively referred to herein as the “Existing Buyers” and each, individually, as an “Existing Buyer.” Truist, Huntington Bank, Texas Capital Bank and JPMorgan Chase (in its capacity as a Buyer) are sometimes collectively referred to herein as the “Buyers” and each, individually, as a “Buyer.”
R E C I T A L S
WHEREAS, the Seller, the Agent and the Existing Buyers are parties to that certain Master Repurchase Agreement dated as of October 24, 2023 (as amended by that certain Omnibus Amendment to Transaction Documents dated as of July 16, 2024, as amended hereby and as the same may hereafter be amended, restated, supplemented or modified from time to time, the “Repurchase Agreement”), pursuant to which the Existing Buyers have made available to the Seller a revolving mortgage loan repurchase facility (the “Repurchase Facility”) in an aggregate maximum principal amount of $300,000,000.00, with a revolving swingline facility of up to $100,000,000.00 and related agreements, instruments and documents (collectively, with the Repurchase Agreement, the “Transaction Documents”). Capitalized terms used but not otherwise defined in this Amendment shall have the meanings respectively ascribed to them in the Repurchase Agreement.
WHEREAS, Texas Capital Bank desires to become a part of the syndicate of Buyers under the Transaction Documents and the Seller, the Agent and the Existing Buyers have agreed, effective as of the Effective Date and subject to the terms and conditions of this Amendment, to permit Texas Capital Bank to become an additional Buyer under the Transaction Documents.
WHEREAS, the Seller has requested that certain amendments and modifications be made to the terms and conditions of the Repurchase Agreement, as further described herein.
WHEREAS, the Agent and the Buyers have agreed to such amendments and modifications, subject to the terms and conditions set forth herein.
WHEREAS, the parties hereto have consulted with, and obtained the representation and advice of, their respective legal counsel with regard to the terms and conditions of this Amendment. Each party to this Amendment has had the opportunity to participate fully in the drafting of this Amendment.
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NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby promise and agree as follows:
Section 1.Request and Acceptance of Joinder; Acceptance of Obligations under Transaction Documents. As of the Effective Date of this Amendment, Texas Capital Bank hereby (a) requests admission to the syndicate of Buyers under the Transaction Documents and each of the Existing Buyers and the Agent hereby accept such request for admission and (b) agrees to all of the provisions of the Transaction Documents as the same are amended by this Amendment and, effective on the Effective Date, becomes a party to each Transaction Document, as a Buyer, with the same effect as if Texas Capital Bank were an original signatory to the Repurchase Agreement and the other Transaction Documents.
Section 2.Acknowledgement and Consent of Texas Capital Bank to Commitment. Texas Capital Bank hereby acknowledges that as of the Effective Date, its obligations under the Transaction Documents include, without limitation, the purchase of Eligible Loans on a servicing released basis through but not including the Termination Date in the principal amount of its Committed Sum. Texas Capital Bank hereby consents and agrees to the commencement of its Commitment pursuant to the Repurchase Agreement and to the commencement of all of its other rights and obligations as a Buyer pursuant to the Repurchase Agreement and the other Transaction Documents.
Section 3.Amendments, Modifications and Agreements. The Transaction Documents are hereby amended as follows:
(a)Each of the Transaction Documents is amended to include “Texas Capital Bank” as a Buyer pursuant thereto. Henceforward, each reference to the term “Buyer” as used in any Transaction Document shall include, mean or refer to “Texas Capital Bank.”
(b)The Repurchase Agreement is amended by deleting the definitions of the terms “Fee Letter,” “Side Letter” and “Termination Date” set forth in Section 1.2 thereof in their entirety and inserting the following in lieu thereof:
“Fee Letter” means that certain Amended and Restated Fee Letter dated as of October 22, 2024, from the Agent to the Seller, which amended and restated in its entirety that certain Fee Letter dated as of October 24, 2023, from the Agent to the Seller.
“Side Letter” means that certain Amended and Restated Side Letter dated as of October 22, 2024, from the Agent and the Buyers to the Seller, which amended and restated in its entirety that certain Side Letter dated as of October 24, 2023, from the Agent and the Buyers to the Seller.
“Termination Date” means the earlier to occur of (a) October 21, 2025 or (b) the date when the Buyers’ Commitments are terminated pursuant to this Agreement, by order of any Governmental Authority or by operation of law.
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(c)The Repurchase Agreement is amended by deleting Section 9.4 thereof in its entirety and inserting the following in lieu thereof:
9.4    Cash Pledge Account. The Seller shall deposit an amount equal to one hundred basis points (1.00%) of the Maximum Aggregate Commitment (the “Required Amount”) into the Cash Pledge Account on the date hereof. The Seller shall cause an amount not less than the Required Amount to be on deposit in the Cash Pledge Account at all times. If on any Remittance Date, the amount on deposit in the Cash Pledge Account is greater than the Required Amount, provided that no Default or Event of Default has occurred and is continuing, upon the Seller’s request such excess will be disbursed to the Seller on such Remittance Date after application by the Agent to the payment of any amounts owing by the Seller to the Buyers on such date. Upon the occurrence and during the continuation of an Event of Default, the Seller shall have no right to direct withdrawal or application of funds in the Cash Pledge Account unless authorized to do so in writing by the Agent. The Agent may cause all amounts on deposit in the Cash Pledge Account to be paid to it or its designee for application as provided in Section 18.4.
(d)The Repurchase Agreement is amended by deleting Schedule BC thereto in its entirety and inserting Schedule BC attached hereto in lieu thereof.
(e)The Repurchase Agreement is amended by deleting Schedule 23 thereto in its entirety and inserting Schedule 23 attached hereto in lieu thereof.
Section 1.Effectiveness Conditions. This Amendment shall be effective as of the Effective Date upon the satisfaction of the following conditions precedent:
(a)the execution and delivery by the Seller, each Buyer and the Agent of this Amendment to the Agent; and
(b)the payment by Fedwire transfer to each Buyer of its Pro Rata portion of the Upfront Fee (as defined in the Side Letter) for the period commencing on the Effective Date and ending on the Termination Date, as extended hereby; and
(c)the payment by Fedwire transfer to the Agent of the Administration Fee and Arrangement Fee (each as defined in the Fee Letter) for the period commencing on the Effective Date and ending on the Termination Date, as extended hereby.
Section 4.Representations and Warranties. The Seller represents and warrants to the Agent and the Buyers that:
(a)All warranties and representations made to the Buyers under the Repurchase Agreement and the Transaction Documents are true and correct in all material respects as to the date hereof unless specifically stated to relate to an earlier date.
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(b)The execution and delivery by the Seller of this Amendment and the performance by the Seller of the transactions herein contemplated (i) are and will be within such party's powers, (ii) have been authorized by all necessary organizational action, and (iii) are not and will not be in contravention of any order of any court or other agency of government, of law or any other indenture, agreement or undertaking to which the Seller is a party or by which the property of the Seller is bound, or be in conflict with, result in a breach of, or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or undertaking or result in the imposition of any lien, charge or encumbrance of any nature on any of the properties of the Seller.
(c)This Amendment and any assignment, instrument, document, or agreement executed and delivered in connection herewith, will be valid, binding, and enforceable in accordance with its respective terms, except as limited by bankruptcy, insolvency or other such laws affecting the enforcement of creditors’ rights generally, and subject to the general principles of equity.
(d)No consent, approval or authorization of or declaration, registration or filing with any governmental authority or any nongovernmental person or entity, including, without limitation, any creditor or equity holder in the Seller, is required on the part of the Seller in connection with the execution, delivery and performance of this Amendment and the documents contemplated hereby, or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of this Amendment.
(e)No Default or Event of Default has occurred and is continuing under the Repurchase Agreement or any of the other Transaction Documents.
Section 5.Ratification of Transaction Documents. Except as expressly set forth herein, all of the terms and conditions of the Repurchase Agreement and the other Transaction Documents are hereby ratified and confirmed and continue unchanged and in full force and effect. All references to the Repurchase Agreement and each Transaction Document shall mean the Repurchase Agreement and Transaction Documents as modified by this Amendment.
Section 6.Payment of Fees and Expenses. The Seller shall be obligated to pay all of the costs and expenses of the Agent, including reasonable attorneys’ fees, charges and disbursements of counsel for the Agent, incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and the consummation of the transactions contemplated hereby.
Section 7.Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
Section 8.Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and such
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counterparts together shall constitute one and the same respective agreement. Signature by facsimile shall also bind the parties hereto. All references (a) made in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders and (b) made in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well.
Section 9.Invalid Provisions. If any provision of this Amendment is held to be illegal, invalid, or unenforceable under applicable Legal Requirements, such provision shall be fully severable and this Amendment shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Amendment, and the remaining provisions of this Amendment shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Amendment, unless such continued effectiveness of this Amendment, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.
Section 10.Execution of Amendment Documents. Each party hereto represents to the others parties hereto that this Amendment, the Side Letter and the Fee Letter were executed (to the extent executed by such party) by such party outside the State of Florida.
[signatures appear on the following pages.]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment to be effective as of the Effective Date.
M/I FINANCIAL, LLC, an Ohio limited liability company, as Seller and Servicer
By:     /s./ Derek J. Klutch    Name: Derek J. Klutch
    Title: President and Chief Executive Officer

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JPMORGAN CHASE BANK, N.A., a national banking association, as Agent, Lead Arranger and a Buyer
By:     /s/ Bradley Fisher
    Name: Bradley Fisher
    Title: Authorized Officer

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TRUIST BANK, as a Buyer
By:     /s/ Stephen Kleindienst
    Name: Stephen Kleindienst
    Title: Senior Vice President

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THE HUNTINGTON NATIONAL BANK, as a Buyer
By:     /s/ Rochelle Thomas
    Name: Rochelle Thomas
    Title: Authorized Officer

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TEXAS CAPITAL BANK, as a Buyer
By:     /s/ Lakeisha Binns-Willis
    Name: Lakeisha Binns-Willis
    Title: Vice President

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SCHEDULE BC
BUYERS’ COMMITTED SUMS
(in dollars)
From October 22, 2024 until the Termination Date

Buyer	Committed Sum
JPMorgan Chase Bank, N.A.	$90,000,000
Truist Bank	$70,000,000
The Huntington National Bank	$70,000,000
Texas Capital Bank	$70,000,000
Maximum Aggregate Commitment:	$300,000,000
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SCHEDULE 23
BUYERS’ ADDRESSES FOR NOTICE
(As of October 22, 2024)
JPMorgan Chase:
JPMorgan Chase’s address appears in Article 23.
Truist Bank:
Mortgage Warehouse Lending
Mail Code: 886-97-01-75
7455 Chancellor Drive
Orlando, Florida 32809
Phone: (407) 835-6700
Email: steve.kleindienst@truist.com
The Huntington National Bank:
525 Vine Street, 14th Floor
Cincinnati, Ohio 45202
Attention: Equipment Finance Customer Service
Phone: (866) 329-7286
Email: HBEF.Service@huntington.com
Texas Capital Bank:
Mortgage Finance - Warehouse Lending
1001 E. Lookout Drive, Suite 600
Richardson, Texas 75082
Attention: Lakeisha Binns-Willis
Phone: (469) 372-4004
Email: lakeisha.willis@texascapitalbank.com
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